EXHIBIT 24.1

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gideon Mantel and Devyani Patel, or either of them, with full power to each of them to act alone, with full power of substitution and resubstitution, as his or her true and lawful attorney-in-fact and agent for him or her and on his or her behalf and in his or her name, place and stead as a director or officer or both of Commtouch Software Ltd. (the "Registrant") to sign the registration statement relating to the reoffer and resale by selling securityholders of ordinary shares, including the shares underlying warrants, issuable to (i) certain investors in connection with the Convertible Loan Agreement of January 29, 2003, as subsequently amended, and
(ii) those certain investors (together, all aforementioned investors shall be known as "Investors") on behalf of "liquidated damages" under the three Ordinary Shares and Warrants Purchase Agreements dated as of July 10, 2003, July 29, 2003 and July 29, 2003 respectively, by and between the Registrant and the Investors listed on Exhibit A to each aforementioned agreement, and any and all amendments (including post-effective amendments) to the registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 (and any amendments thereto); and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorney full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she himself or herself might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

           Name                                     Title                              Date
           ----                                     -----                              ----

/s/ Gideon Mantel                    Chief Executive Officer and Director       December 26, 2003
---------------------------             (Principal Executive Officer)
Gideon Mantel

/s/ Devyani Patel                          Vice President, Finance              December 26, 2003
---------------------------      (Principal Financial and Accounting Officer)
Devyani Patel

/s/ Carolyn Chin                       Director, Chairman of the Board          December 26, 2003
---------------------------
Carolyn Chin

/s/ Amir Lev                                       Director                     December 26, 2003
---------------------------
Amir Lev

/s/ Udi Netzer                                     Director                     December 26, 2003
---------------------------
Udi Netzer

/s/ Ofer Segev                                     Director                     December 26, 2003
---------------------------
Ofer Segev

/s/ Nahum Sharfman                                 Director                     December 26, 2003
---------------------------
Nahum Sharfman

/s/ Lloyd E. Shefsky                               Director                     December 26, 2003
---------------------------
Lloyd E. Shefsky

/s/ Richard Sorkin                                 Director                     December 26, 2003
---------------------------
Richard Sorkin
